Exhibit 99.9

*CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED FROM THIS PUBLIC FILING BECAUSE IT IS NOT MATERAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

EXECUTIVE VICE PRESIDENT OF WASTE TREATMENT OPERATIONS

Effective: January 1, 2022

EXECUTIVE VICE PRESIDENT OF WASTE TREATMENT OPERATIONS

PURPOSE: To define the compensation plan for the EXECUTIVE VICE PRESIDENT (“EVP”) OF WASTE TREATMENT OPERATIONS.

SCOPE: Perma-Fix Environmental Services, Inc.

POLICY: The Compensation Plan is designed to retain, motivate and reward the incumbent to support and achieve the business, operating and financial objectives of Perma-Fix Environmental Services, Inc. (the “Company”).

BASE SALARY: The Base Salary indicated below is paid in equal periodic installments per the regularly scheduled payroll.

PERFORMANCE INCENTIVE COMPENSATION: Performance Incentive Compensation is available based on the Company’s financial results noted in the EVP OF WASTE TREATMENT OPERATIONS MIP Matrix below. Effective date of plan is January 1, 2022 and incentive will be for entire year of 2022. Performance incentive compensation will be paid on or about 90 days after year-end, or sooner, based on final Form 10-K financial statement.

ACKNOWLEDGEMENT: Payment of Performance Incentive Compensation of any type will be forfeited, unless the Human Resources Department has received a signed acknowledgement of receipt of the Compensation Plan prior to the applicable payment date.

INTERPRETATIONS: The Compensation Committee of the Board of Directors retains the right to modify, change or terminate the Compensation Plan at any time and for any reason. It also reserves the right to determine the final interpretation of any provision contained in the Compensation Plan and it reserves the right to modify or change the Revenue and EBITDA Targets as defined herein in the event of the sale or disposition of any of the assets of the Company. While the plan is intended to represent all situations and circumstances, some issues may not easily be addressed. The Compensation Committee will endeavor to review all standard and non-standard issues related to the Compensation Plan and will provide quick interpretations that are in the best interest of the Company, its shareholders and the incumbent.

[***] INDICATED CERTAIN INFORMATON IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IS PUBLICLY DISCLOSED

EXECUTIVE VICE PRESIDENT OF WASTE TREATMENT OPERATIONS

Base Pay and Performance Incentive Compensation Targets

The compensation for the below named individual as follows:

Annualized Base Pay:	$261,233
Performance Incentive Compensation Target (at 100% of Plan):	$130,617
Total Annual Target Compensation (at 100% of Plan):	$391,850

The Performance Incentive Compensation Target is based on the EVP of WASTE TREATMENT OPERATIONS MIP Matrix below.

Perma-Fix Environmental Serivces, Inc.

2022 Management Incentive Plan

EVP OF WASTE TREATMENT OPERATIONS MIP MATRIX

Target Objectives	Performance Target Achieved
	75%-89%	90%-110%	111%-129%	130%-150%	>150%

Revenue	$6,531	$13,062	$18,660	$26,123	$31,721

EBITDA	39,185	78,371	111,958	156,741	190,328

Health & Safety	9,796	19,592	19,592	19,592	19,592

Permit & License Violations	9,796	19,592	19,592	19,592	19,592
	$65,308	$130,617	$169,802	$222,048	$261,233

1)	Revenue is defined as the total consolidated third-party top line revenue as publicly reported in the Company’s 2022 financial statements. The percentage achieved is determined by comparing the actual consolidated revenue for 2022 to the Board approved Revenue Target for 2022, which is $[***]. The Board reserves the right to modify or change the Revenue Targets as defined herein in the event of the sale or disposition of any of the assets of the Company or in the event of an acquisition.

2)	EBITDA is defined as earnings before interest, taxes, depreciation, and amortization from continuing and discontinued operations, including PF Medical. The percentage achieved is determined by comparing the actual EBITDA to the Board approved EBITDA Target for 2022, which is $[***]. The Board reserves the right to modify or change the EBITDA Targets as defined herein in the event of the sale or disposition of any of the assets of the Company or in the event of an acquisition.

3)	The Health and Safety Incentive target is based upon the actual number of Worker’s Compensation Lost Time Accidents in the Company’s Services Segment, as provided by the Company’s Worker’s Compensation carrier. The Corporate Controller will submit a report on a quarterly basis documenting and confirming the number of Worker’s Compensation Lost Time Accidents, supported by the Worker’s Compensation Loss Report provided by the company’s carrier or broker. Such claims will be identified on the loss report as “indemnity claims.” The following number of Worker’s Compensation Lost Time Accidents and corresponding Performance Target Thresholds has been established for the annual Incentive Compensation Plan calculation for 2022.

Work Comp. Claim Number	Performance Target Achieved
3	75%-89%
2	90%-110%
1	111%-129%
1	130%-150%
1	>150%

4)	Permits or License Violations incentive is earned/determined according to the scale set forth below: An “official notice of non-compliance” is defined as an official communication during 2022 from a local, state, or federal regulatory authority alleging one or more violations of an otherwise applicable Environmental, Health or Safety requirement or permit provision, which results in a facility’s implementation of corrective action(s) which includes a material financial obligation, as determined by the Company’s Board of Directors in their sole discretion, to the Company .

Permit and License Violations	Performance Target Achieved
3	75%-89%
2	90%-110%
1	111%-129%
1	130%-150%
1	>150%

5)	No performance incentive compensation will be payable for achieving the health and safety, permit and license violations, and revenue targets unless a minimum of 75% of the EBITDA Target is achieved.

Performance Incentive Compensation Payment

Effective date of plan is January 1, 2022. Performance incentive compensation will be paid on or about 90 days after year-end, or sooner, based on final Form 10-K financial statement.

In no event will Performance Incentive Compensation paid to all Executive Officers as a group exceed 50% of Pretax Net Income computed prior to the calculation of bonus expense. If applicable, Incentive Compensation payments will be reduced on a pro-rata basis, so not to exceed 50% of Pretax Net Income.

ACKNOWLEDGMENT:

I acknowledge receipt of the aforementioned EVP OF WASTE TREATMENT OPERATIONS 2022 - Compensation Plan. I have read and understand and accept employment under the terms and conditions set forth therein.

/s/ Richard Grondin	1/25/2022
Richard Grondin	Date

/s/ Joseph T. Grumski	1/25/2022
Board of Directors	Date